EXECUTION VERSION

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): May 24, 2011

DEALERTRACK HOLDINGS, INC.
 (Exact name of registrant as specified in its charter)

Delaware	000-51653	52-2336218
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1111 Marcus Ave., Suite M04, Lake Success, NY	11042
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 516-734-3600

Not Applicable
 Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01 Entry into a Material Definitive Agreement	2
Item 5.07 Submission of Matters to a Vote of Security Holders	2
Item 7.01 Regulation FD Disclosure	3
Item 8.01 Other Information	3
Item 9.01. Financial Statements and Exhibits	3
EXHIBIT INDEX	4
EX-2.1: ASSET PURCHASE AGREEMENT
EX-99.1: PRESS RELEASE

Item 1.01           Entry into a Material Definitive Agreement.

On May 24, 2011, DealerTrack AAX, Inc., a wholly owned subsidiary of DealerTrack Holdings, Inc. (“DealerTrack”), eCarList, LLC (“eCarList”), and certain members of eCarList entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) providing for the acquisition of substantially all of the assets of eCarList (the “Transaction”). The initial consideration for the Transaction is $35,332,500, subject to working capital and other customary adjustments, consisting of $23,745,000 cash and a $11,587,500 unsecured subordinated note (the “Note”).  The Note will be issued by DealerTrack Holdings, Inc. and have a term of either two years or six years, based on certain factors related to retention of key individuals. eCarList may earn additional consideration of up to $10,000,000, consisting of up to $5,000,000 payable in each of 2012 and 2013 upon the achievement of certain revenue targets in 2011 and 2012, respectively.

The closing of the Transaction is subject to customary closing conditions.

The foregoing summary of the Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Asset Purchase Agreement, which is included as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07           Submission of Matters to a Vote of Security Holders.

The information in this Item is furnished to, but not filed with, the Securities and Exchange Commission solely under Item 5.07 of Form 8-K, "Submission of Matters to a Vote of Security Holders."

DealerTrack Holdings, Inc. held its 2011 Annual Meeting of Stockholders on May 23, 2011, at which stockholders considered and approved items (1) and (2) below by the votes indicated. Stockholders also cast advisory votes approving the compensation of our executive officers, as set forth in item (3) below and in support of advisory votes every year with respect to the compensation of our executive officers. For a more complete description of each of the proposals, please see the Company's proxy statement dated March 31, 2011.

(1)	To elect three members to the Board of Directors for three-year terms as Class III Directors, to serve until the 2014 Annual Meeting of Stockholders and until their successors are elected.

Nominees:	FOR	WITHHELD	BROKER NON-VOTES
Mary Cirillo-Goldberg	34,460,647	3,158,597	1,667,423
Mark F. O’Neil	37,319,340	299,904	1,667,423

(2)	To ratify the selection of PricewaterhouseCoopers LLP as DealerTrack’s independent registered public accounting firm for the fiscal year ending December 31, 2011.

FOR	AGAINST	ABSTAIN
38,934,514	352,121	32

(3)	Advisory vote to approve the compensation of our executive officers.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
28,313,721	9,287,393	18,130	1,667,423

(4)	Advisory vote with respect to frequency of advisory votes for compensation of executive officers.

EVERY YEAR	EVERY TWO YEARS	EVERY THREE YEARS
27,653,598	109,533	9,852,681

Item 7.01            Regulation FD Disclosure.

In connection with the transaction described above, DealerTrack anticipates disclosing to investors the information set forth below, which has not been previously disclosed:

eCarList had unaudited 2010 GAAP revenue of approximately $7,000,000, while operating at a slight loss.

The 2012 contingent payment conditions reflect a 2011 revenue target for the eCarList business that is greater than two times eCarList’s 2010 revenue. The 2013 contingent payment conditions are based on the combined Inventory Solutions business and reflect similar continued revenue growth for the eCarList business, as well as accelerated growth of our existing inventory business.

eCarList has approximately 70 employees. DealerTrack expects the integration of the eCarList business into DealerTrack’s existing operations to cost several million dollars and be substantially completed 12 months from the closing of the Transaction.

The information furnished pursuant to this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section, and shall not be deemed to be incorporated by reference into any filing of DealerTrack Holdings, Inc. under the Securities Act of 1933, as amended, or the Exchange Act.

Item 8.01            Other Information.

On May 25, 2011, DealerTrack Holdings, Inc. issued a press release relating to the Transaction.  A copy of the press release is attached hereto as Exhibit 99.1.

Safe Harbor for Forward-Looking Statements

Statements in this Current Report on Form 8-K regarding DealerTrack Holdings, Inc., the acquisition of the assets of eCarList, eCarList’s 2011 performance, the timing and cost related to integration of eCarList, and all other statements in this Current Report on Form 8-K other than the recitation of historical facts are forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995). These statements involve a number of risks, uncertainties and other factors that could cause actual results, performance or achievements of DealerTrack to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements.

Item 9.01            Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
2.1	EX-2.1: ASSET PURCHASE AGREEMENT
99.1	EX-99.1: PRESS RELEASE

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 25, 2011

DealerTrack Holdings, Inc.

By:	/s/ Eric D. Jacobs
Eric D. Jacobs
Senior Vice President, Chief Financial and Administrative Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	EX-2.1: AGREEMENT AND PLAN OF MERGER
99.1	EX-99.1: PRESS RELEASE